SECURITIES AND EXCHANGE COMMISSION
Washington, DC   20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 1, 2010

VECTREN CORPORATION
(Exact name of registrant as specified in its charter)

Commission File No.	Registrant, State of Incorporation, Address, and Telephone Number	I.R.S Employer Identification No.

1-15467	Vectren Corporation	35-2086905
(An Indiana Corporation)
One Vectren Square,
Evansville, Indiana 47708
(812) 491-4000

Former name or address, if changed since last report:
N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, on June 1, 2010, Carl L. Chapman, President and Chief Operating Officer of Vectren Corporation (the “Company”), assumed the position of Chief Executive Officer upon the retirement of Niel C. Ellerbrook. Effective as of that date, the Compensation and Benefits Committee of the Company’s Board of Directors (the “Committee”) increased Mr. Chapman’s annual base salary from $440,000 to $600,000. The Committee also increased Mr. Chapman’s annual incentive opportunity from 65% to 80% of his new annual base salary effective for the 2010 calendar year.  This annual incentive opportunity is determined based upon the Company’s performance relative to three pre-established metrics: the Company’s earnings per share, employee safety performance and customer satisfaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VECTREN CORPORATION
June 3, 2010

	By:	/s/ M. Susan Hardwick
M. Susan Hardwick
Vice President, Controller and Assistant Treasurer